Exhibit 10.6

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This Second Amendment, dated as of December 1, 2023 (the “Amendment”), amends the Employment Agreement (“Employment Agreement”), dated effective as of June 3, 2019 (the “Effective Date”), by and between The First of Long Island Corporation (the “Company”), The First National Bank of Long Island (the “Bank”; and together with the Company, “FLIC”) and Janet T. Verneuille, a resident of New York (“Executive”).  Capitalized terms which are not defined herein shall have the same meaning as set forth in the Agreement.

W I T N E S S E T H:

WHEREAS, the Executive is currently employed under the Employment Agreement as Executive Vice President and Chief Risk Officer of FLIC; and

WHEREAS, effective December 1, 2023 (the “Amendment Effective Date”), the Executive’s new position, title and responsibilities is Senior Executive Vice President and Chief Financial Officer of FLIC; and

WHEREAS, the parties have agreed to amend the Agreement to reflect the Executive’s new position, title and responsibilities; and

WHEREAS, pursuant to Section 9 of the Agreement, the parties to the Agreement desire to amend the Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Company, Bank and the Executive hereby agree as follows:

Section 1.  Amendment to the Agreement.  Notwithstanding anything in the Agreement to the contrary, as of the Amendment Effective Date, all references in the Agreement to “Executive Vice President and Chief Risk Officer” of FLIC are hereby amended and replaced with “Senior Executive Vice President and Chief Financial Officer” of FLIC.

Section 2.  Acknowledgement.  By executing and agreeing to this Amendment, Executive hereby acknowledges her written agreement, pursuant to Section 4(f)(B) of the Agreement, to the change in title reflected in Section 1 of this Amendment.

Section 3.  Continuation of Agreement.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

Section 4.  Governing Law.  This Amendment and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Company, Bank and the Executive have duly executed this Amendment as of the day and year first written above.

THE FIRST OF LONG ISLAND CORPORATION

By: /s/ CHRISTOPHER BECKER
Name: Christopher Becker
Title: President and Chief Executive Officer

THE FIRST NATIONAL BANK OF LONG ISLAND

By: /s/ CHRISTOPHER BECKER
Name: Christopher Becker
Title: President and Chief Executive Officer

EXECUTIVE

/s/ JANET T. VERNEUILLE
Janet T. Verneuille